LEGG MASON
                               CAPITAL MANAGEMENT

                                 CODE OF ETHICS
















                            Dated: February 8, 2007






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                                TABLE OF CONTENTS

         Topic                                                             Page

I. Introduction                                                                1

         A. The Code's Principles                                              1

         B.       Application of the Code to Non-Employee Directors            2

         C. Duty to Report Violations                                          2

II. Personal Securities Transactions                                           2

         A. Preclearance Requirements for Access Persons                       2

                  1.       General Requirement                                 2
                  2.       Trade Authorization Requests                        2
                  3.       Review of Form                                      3
                  4.       Length of Trade Authorization Approval              3
                  5.       No Explanation Required for Refusals                3

         B. Prohibited Transactions                                            3

                  1.       Always Prohibited Securities Transactions           3

                           a.       Inside Information                         3
                           b.       Market Manipulation                        4
                           c.       Others                                     4

                  2.       Generally Prohibited Securities Transactions        4
                           a.       Mutual Fund Trading
                                    (All Access Persons)                       4
                           b.       One Day Blackout
                                    (All Access Persons)                       4
                           c.       60-Day Blackout
                                    (Investment Personnel only)                4
                           d.       Initial Public Offerings
                                    (Investment Personnel only)                4
                           e.       Private Placements
                                    (Investment Personnel only)                4
                           f.       Seven-Day Blackout
                                    (Portfolio Managers only)                  5

         C. Exemptions                                                         5

                  1.       Exemptions from Preclearance and Treatment as a
                           Prohibited Transaction                              5

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                           a.       Mutual Funds                               5
                           b.       Section 529 Plans                          5
                           c.       No Knowledge                               5
                           d.       Legg Mason, Inc. Stock                     5
                           e.       Certain Corporate Actions                  6
                           f.       Systematic Investment Plans                6
                           g.       Options-Related Activity                   6
                           h.       Commodities, Futures, and Options
                                    on Futures                                 6
                           i.       Rights                                     6
                           j.       Miscellaneous                              6

                  2.      Exemption from Treatment as a Prohibited Transaction 6

                           a.       De Minimis Transactions                    6
                                    i.      Equity   Securities                6
                                    ii.     Fixed Income Securities            7
                           b. Options on Broad-Based Indices 7

         E. Reporting Requirements                                             7

                  1.       Initial and Periodic Disclosure of Personal Holdings
                           by Access Persons                                   7

2.       Transaction and Periodic Statement Reporting
                           Requirements                                        7

                  3. Disclaimers                                               8

                  4. Availability of Reports                                   8

III. Fiduciary Duties                                                          8

         A. Confidentiality                                                    8

         B. Gifts and Entertainment                                            8

1.       Prohibition Against Giving or Receiving Cash or Cash                  8
                           Equivalents

                  2. Accepting Gifts and Entertainment                         8

                  3. Prohibition Against Soliciting Gifts or Entertainment     9

                  4. Giving Gifts or Entertainment                             9

                  5. Recordkeeping                                             9

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         C. Corporate Opportunities                                            9

         D. Undue Influence                                                    9

         E. Avoid Conflict of Interest                                        10

         F. Outside Business Activities                                       10

IV.      Compliance with the Code of Ethics                                   10

         A.       Administration of the Code of Ethics                        10

                  1. Investigating Violations of the Code                     10

                  2. Periodic Review                                          11

         B. Remedies                                                          11

                  1. Sanctions                                                11

         C. Exceptions to the Code                                            11

         D. Inquiries Regarding the Code                                      11

V. Definitions                                                                11

         "Access Person"                                                      11
         "Beneficial Interest"                                                12
         "Board of Directors"                                                 13
         "Brokerage Account"                                                  13
         "Chief Compliance Officer"                                           13
         "Code"                                                               13
          "Entertainment"                                                     13
         "Equivalent Security"                                                13
         "Federal Securities Laws"                                            13
         "Fund Adviser"                                                       13
         "Gift"                                                               13
         "Immediate Family"                                                   13
         "Investment Personnel" and "Investment Person"                       14
         "Legg Mason Capital Management"                                      14
         "Legg Mason Legal and Compliance"                                    14
         "Legg Mason Fund"                                                    14
         "Mutual Fund or 529 Plan Account                                     14
         "Non-Employee Director"                                              14
         "Outside Business Activities"                                        14
         "Portfolio Manager"                                                  15
         "Preclearance Officer"                                               15
         "Securities Transaction"                                             15


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         "Security"                                                           15
         "Supervised Person"                                                  15

VI. Appendices to the Code 15

         Appendix 1  -      Contact Persons                                    i
         Appendix 2  -      Acknowledgement of Receipt of Code of Ethics
                            and Personal Holdings Report                      ii
         Appendix 3  -      Trade Authorization Request for Access Persons    iv
         Appendix 4  -      Certification of Access Person's Designee          v
         Appendix 5  -      Certification of No Beneficial Interest           vi
         Appendix 6  -      Disclosure Statement for Potential Conflicts of
                            Interest                                         vii
         Appendix 7  -      Outside Business Activities Disclosure          viii
















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I.       INTRODUCTION

         Legg Mason Capital Management's core values are:

1. Excellence;
2. Thought Leadership, Intellectual Curiosity, and Creativity; 3. Flexibility and Adaptability; 4. Integrity and Honor; and 5. Respect and Kindness.

         This Code of Ethics has been prepared consistent with, and in support of, the high value we place on integrity and honor. It contains principles, policies, and procedures that may be relevant to an employee's personal activities that may be relevant to the Firm (e.g., personal investing, outside business activities). It is intended to be complementary of the Firm's Compliance Policies and Procedures Manual, which governs the business activities that employees engage in on behalf of the Firm.

         The Code consists of principles and procedures. It is impossible to contemplate and institute procedures that address every situation and contingency. If you are ever presented with a situation that is not addressed by the procedures in the Code, but may conflict with our core values or the principles in the Code, please comply with the principles and spirit of the Code. Also, please consult with your supervisor or a Compliance Officer at any time if you are unsure whether any conduct is permitted or prohibited by the Code.

         A. The Code's Principles. The Code is based on the following principles:

     Clients Come First. Supervised Persons of Legg Mason Capital Management owe a fiduciary duty to clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any client. A Supervised Person may not induce or cause a client to take action, or not to take action, for the Supervised Person's personal benefit, rather than for the benefit of the client. For example, a Supervised Person would violate this Code by causing a client to purchase a Security the Supervised Person owned for the purpose of increasing the price of that Security.

     Do Not Take Advantage. Supervised Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of the identity, size, or price of a portfolio holding in any account managed by Legg Mason Capital Management to engage in short-term or other abusive trading in such fund.

     Avoid Conflicts of Interest. Supervised Persons must avoid activities, perquisites, gifts, or receipt of investment opportunities that could interfere with the Supervised Person's ability to act objectively and effectively in the best interests of the Firm and its clients.


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     Compliance with Applicable Law. The federal securities laws  require us to include a provision in the Code that requires Supervised Persons to comply with applicable Federal Securities Laws. Please consult with your supervisor or a Compliance Officer if you are unsure whether your conduct complies with the federal securities laws.

B. Application of the Code to Non-Employee Directors. Notwithstanding the presumption in Rule 204A-1 that all directors should be classified as Access Persons, Legg Mason Capital Management has determined that its Non-Employee Directors are not Access Persons since they do not, in the ordinary course of business, (a) have access to nonpublic information regarding client transactions or portfolio holdings, or (b) participate in the making of recommendations, or have access to recommendations made, to clients. Each Non-Employee Director is subject to a separate Code of Ethics that is administered by Legg Mason Legal and Compliance and is compliant with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 ("Separate Code"). Pursuant to a delegation of authority, Legg Mason Capital Management delegated responsibility for administering the provisions of this Code that apply to Non-Employee Directors to Legg Mason Legal and Compliance. As such, all Non-Employee Directors will be deemed to be in compliance with this Code for as long as they (i) acknowledge in writing that that they have received the Separate Code, and (ii) remain subject to, and in compliance with, the provisions of the Separate Code.

         C. Duty to Report Violations. Supervised Persons must promptly report all violations of this Code to the Chief Compliance Officer.

II.      PERSONAL SECURITIES TRANSACTIONS

         A.       Preclearance Requirements for Access Persons.

                  1. General Requirement. Except for the transactions specified in Section II.C.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

                  2. Trade Authorization Requests. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations. Access Persons can submit preclearance requests by completing the electronic version of the Trade Authorization Request form that is available on the Firm's Intranet. A hard copy of the Trade Authorization Request form is also attached as Appendix 3.

                           An Access Person may designate another Supervised Person to complete the Trade Authorization Request form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee form and submit both forms to a Preclearance


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                           Officer. The Certification of Access Person's
                           Designee Form is incorporated in the electronic version of the Trade Authorization Request form that is available on the Firm's Intranet. A hard copy is also attached as Appendix 4.

                  3. Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past and pending transactions for clients of Legg Mason Capital Management, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. A Preclearance Officer may not authorize his or her own securities transactions.

                           No order for a Securities Transaction for which preclearance is required may be placed prior to the receipt by the Access Person of authorization from a Preclearance Officer.

                  4. Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation,
                           (2) the close of business on the trading day immediately following the day on which authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

                  5. No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

         B.       Prohibited Transactions.

                  1. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

                           a. Inside Information. Any transaction in a Security by an Access Person who possesses material nonpublic information regarding the Security or the issuer of the Security;


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                           b.       Market Manipulation. Transactions intended
                                    to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

                           c. Others. Any other transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

                  2. Generally Prohibited Securities Transactions. Unless exempted by Section II.C, the following restrictions apply to the categories of Access Persons specified.

                           a. Mutual Fund Trading (All Access Persons). No Access Person may engage in a short-term trading strategy utilizing a mutual fund if such trading is prohibited by the mutual fund. A mutual fund's trading policies are set forth in its prospectus;

                           b. One Day Blackout (All Access Persons). Unless otherwise exempted by this Code, Access Persons are generally prohibited from purchasing or selling a Security if a Legg Mason Capital Management client (i) has a pending buy or sell order, (ii) has effected a buy or sell transaction in the same Security (or Equivalent Security) that day.;

                           c. 60-Day Blackout (Investment Personnel only). Investment Personnel may not (1) purchase, or otherwise acquire a Beneficial Interest in, a Security within 60 days of a sale of, or other disposition of a Beneficial Interest in, the same Security (or an Equivalent Security), and (2) sell, or otherwise dispose of a Beneficial Interest in, a Security within 60 days of a purchase of, or other acquisition of a Beneficial Interest in, the same Security (or an Equivalent Security), if, in either case, a Legg Mason Capital Management client account held the same Security (or an Equivalent Security) at any time during the 60 day period prior to the proposed Securities Transaction; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with
                                    Section IV.B.I.;

                           d. Initial Public Offerings (Investment Personnel only). Investment Personnel may not purchase a Security in an initial public offering (other than a new offering of a registered open-end investment company);

                           e. Private Placements (Investment Personnel only). Investment Personnel may only invest in a private placement after receiving approval from a Preclearance Officer. Prior to granting approval, the Preclearance Officer will review the proposed transaction and consider all of the relevant factors, including whether the investment opportunity


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                                    should be reserved for client accounts.
                                    Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Chief Compliance Officer. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a client account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer; and

                           f.       Seven-Day Blackout (Portfolio Managers
                                    only). Portfolio Managers may not purchase or sell a Security within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Legg Mason Capital Management client account managed by that Portfolio Manager. For example, if a client account trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest.

         C. Exemptions.

                  1. Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in
                           Section II.B.2:

                           a. Mutual Funds. Any purchase or sale of a Security issued by a registered open-end investment company, including a transaction in a 401(K) plan, provided such transaction does not violate the prohibition on short-term trading in Section II.B.2.a.

                           b. Section 529 Plans. Any purchase or sale of a Security issued in connection with a College Savings Plan established under Section 529(a) of the Internal Revenue Code known as "Section 529 Plans";

                           c. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                           d. Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock that does not violate trading restrictions and policies issued from time to time by Legg Mason, Inc. ; Legg Mason, Inc.'s policies and procedures regarding transactions in Legg Mason, Inc. securities are available on the Firm's Intranet;


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                           e.       Certain Corporate Actions. Any acquisition
                                    of Securities through stock dividends,
                                    dividend reinvestments, stock splits,
                                    reverse stock splits, mergers,
                                    consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                           f. Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person;

                           g. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security;

                           h. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures;

                           i. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

                           j. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Chief Compliance Officer on the ground that the risk of abuse is minimal or non-existent.

                  2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from certain of the prohibited transaction restrictions that are set forth in Section II.B.2. They are not exempt from the preclearance requirements set forth in Section II.A:

                           a.       De Minimis Transactions. The prohibitions in
                                    Section II.B.2.b and B.2.f are not
                                    applicable to the following transactions:

                             i. Equity Securities. Any equity Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock

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                                    Exchange or has a market capitalization in
                                    excess of $1 billion.

                             ii. Fixed-Income Securities. Any fixed income Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.

                           b.       Options on Broad-Based Indices. The
                                    prohibitions in Section II.B.2.b, B.2.c, and B.2.f are not applicable to any Securities Transaction involving options on broad-based indices, including, but not limited to: the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap.

         D.       Reporting Requirements

                  1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and identify all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report. Access Persons can access, complete, and submit the Report through the business process management section of the Firm's Intranet. A hard copy of the Report is also attached as Appendix 2.
                           The information regarding Securities holdings must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the submission of the annual acknowledgment and report.

                  2.       Transaction and Statement Reporting Requirements.
                           An Access Person must arrange for the Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate confirmations and statements for each Brokerage Account in which such Access Person has a Beneficial Interest. Please note that Brokerage Accounts include dividend reinvestment programs, employee stock purchase programs, and employee stock option programs. Unless a written exception is granted by the Chief Compliance Officer, an Access Person must also arrange for the Compliance Department to receive directly from any mutual fund, 529 Plan, or 401(k) Provider that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of statements for each Mutual Fund or 529 Plan Account in which such Access Person has a Beneficial Interest. Access Persons must ensure that their broker, dealer, bank, mutual fund, 529 Plan, or 401(k) plan is able to provide duplicate quarterly statements no later than 30 days after the close of each calendar quarter. Access Persons are not required to arrange for the delivery of duplicate copies of Legg Mason 401(k) participant account statements. The Compliance Department can provide you with a sample form letter that can be used to request confirmations and statements from such entities.


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                           If an Access Person opens an account at a broker,
                           dealer, bank, or mutual fund that has not previously been disclosed, the Access Person must promptly notify the Chief Compliance Officer in writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons can access, review, and update the accounts they previously reported through the Business Process Management section of the Firm's Intranet.

                  3. Disclaimers. Access Persons may include on any Securities Transaction report a statement that the provision of the report should not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Interest in the Security to which the report relates.

                  4. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors, Legg Mason Capital Management senior management, clients of Legg Mason Capital Management, the board of directors of each Legg Mason Fund, , Legg Mason Legal and Compliance, Preclearance Officers, the Access Person's department manager (or designee), any individual or entity conducting an internal audit or examination of the Firm, any party to which any investigation is referred by any of the foregoing, and any attorney or agent of the foregoing.

III.     FIDUCIARY DUTIES

         A. Confidentiality. Supervised Persons are prohibited from revealing information relating to clients, including their identity, and to the investment intentions, activities or portfolio of any client of Legg Mason Capital Management, except to persons whose responsibilities require knowledge of the information.

         B. Gifts and Entertainment. The following provisions on Gifts and Entertainment apply to all Supervised Persons.

                  1. Prohibition Against Giving or Receiving Cash or Cash Equivalents. Without the approval of the Chief Compliance Officer, a Supervised Person may not offer, give, solicit, or receive cash or cash equivalents to or from any prospects, clients, brokers, vendors or other firms or persons with which the firm does, or may do, business. Cash equivalents include gratuities, loans, and expense reimbursements.

                  2. Accepting Gifts and Entertainment. On occasion, because of their position with Legg Mason Capital Management, Supervised Persons may be offered, or may receive without notice, Gifts or Entertainment from clients, brokers, vendors, or other persons not affiliated with such entities. In no event may a Supervised Person accept a Gift or Entertainment if that person feels that he or she will become obligated to repay the donor with corporate


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                      business.   Gifts or Entertainment of a nominal value
                      (i.e., gifts from one source that have a value of no more than $250 per year may be accepted.) If a Supervised Person receives any Gift or Entertainment that has more than a nominal value (greater than $250 per year), the Supervised Person must immediately inform the Chief Compliance Officer and may not accept such Gift or Entertainment without the prior consent of the Chief Compliance Officer.

                  3. Prohibition Against Soliciting Gifts or Entertainment. Supervised Persons may not solicit Gifts, gratuities, or Entertainment.

                  4. Giving Gifts or Entertainment. Without the approval of the Chief Compliance Officer, neither Legg Mason Capital Management nor any Supervised Person may give Gifts or Entertainment with an aggregate value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the Firm.

                      If a Supervised Person receives any Gift or Entertainment that has more than a nominal value (greater than $250 per year), the Supervised Person must immediately inform the Chief Compliance Officer.

                  5. Recordkeeping. The Chief Compliance Officer will maintain a written log of all Gifts and Entertainment that have been reported or approved and exceed the nominal value.

                      Different gift policies may apply to Supervised Persons who are also registered as broker-dealer representatives. Such Supervised Persons should consult the relevant broker-dealer policies or a Compliance Officer for clarification.

         C. Corporate Opportunities. Supervised Persons may not take personal advantage of any opportunity properly belonging to a client of Legg Mason Capital Management. For example, a Supervised Person should not request permission to acquire a Beneficial Interest in a Security of limited availability without first evaluating whether such Security is appropriate for client accounts.

         D. Undue Influence. Supervised Persons may not cause or attempt to cause any client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person. If a Supervised Person stands to benefit materially from an investment decision for a client account, and the Supervised Person is making or participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the client account (or, if the Supervised Person in question is a person with authority to make investment decisions for the client account, to the Chief Compliance Officer).
                  The person to whom the Supervised Person reports the interest, in consultation with the Chief Compliance Officer, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

         E. Avoid Conflicts of Interest. Supervised Persons must be cognizant of potential conflicts of interest that may call into question the independence of their judgment. This may include gifts, personal relationships, or business dealings. Supervised Persons are required to disclose any relationships that may present a potential conflict of interest when they are designated an Access Person, as well as on an annual basis. Supervised Persons can access, complete, and submit the Disclosure Statement for Potential Conflicts of Interest through the Business Process Management Section of the Firm's Intranet. A hard copy is also attached as Appendix 6. Supervised Persons should also promptly update their conflict disclosure form if they become aware of any new relationships that could present a potential conflict of interest.

         F. Outside Business Activities. All Supervised Persons are required to disclose their Outside Business Activities. Outside Business Activities should be disclosed on when the Supervised Person is designated an Access Person, as well as on an annual basis. Supervised Persons can access, complete, and submit the Outside Business Activities Disclosure form through the Business Process Management section of the Firm's Intranet. A hard copy is also attached to Appendix 6. Supervised Persons should also promptly update their Outside Business Activities Disclosure form if they engage in a previous unreported outside business activity.

                  No Supervised Person may serve on the board of directors of a publicly-held company (other than the Legg Mason Funds) absent prior written authorization by the Chief Compliance Officer and the Legg Mason Legal and Compliance Department. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Supervised Person be isolated, through informational barriers or other procedures, from those making investment decisions related to the issuer on whose board the Supervised Person sits.

                  Supervised Persons are permitted to serve as a director of a private company, but only with prior approval from the Chief Compliance Officer. To the extent investment in the private company is considered, the Firm may be prohibited from investing client assets in such company or the Supervised Person who serves as director may not be the sole employee responsible for making investment decisions regarding the issuer. If the company considers going public during the Supervised Person's term as director, the Supervised Person must inform the Chief Compliance Officer as soon as possible, but in any case prior to the date on which the securities are priced in an initial public offering.

IV.      COMPLIANCE WITH THE CODE OF ETHICS

         A.       Administration of the Code of Ethics

                  1. Investigating Violations of the Code. The Chief Compliance Officer is responsible for investigating any suspected violation of the Code and shall, as necessary, report the results of each investigation to senior management of Legg Mason Capital Management and to clients that require such information.

                  2. Periodic Review. The Chief Compliance Officer will review the Code periodically in light of legal and business developments and experience in implementing the Code, and will make such amendments as are deemed appropriate. Promptly following each material amendment, a new version of the Code will be delivered to each Supervised Person.

         B.       Remedies

                  1. Sanctions. If the Chief Compliance Officer determines that a Supervised Person has committed a violation of the Code, Legg Mason Capital Management may impose sanctions and take other actions as deemed appropriate, including the issuance of a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), issuance of a fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. Legg Mason Capital Management may also require the Supervised Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

         C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if, in the opinion of the Chief Compliance Officer, the proposed conduct involves negligible opportunity for abuse.

         D. Inquiries Regarding the Code. The Chief Compliance Officer or an authorized designee will answer any questions about this Code or any other compliance-related matters.

V.       DEFINITIONS

         When used in the Code, the following terms have the meanings set forth below:

         "Access Person" means:

         (1) except as described below, (a) every director or officer of Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc., and (b) the Managing Member of LMM LLC;

         (2) every employee of Legg Mason Capital Management, who in connection with his or her regular functions, (a) obtains information regarding the portfolio holdings of a client of Legg Mason Capital Management prior to public dissemination, or (b) makes, participates in, or obtains information regarding the purchase or sale of a Security by a client account;

         (3) any temporary employee or consultant for Legg Mason Capital Management, who in connection with his or her regular functions, (a) obtains information regarding the portfolio holdings of a client of Legg Mason Capital Management prior to public dissemination, or (b) makes, participates in, or obtains information regarding the purchase or sale of a Security by a client account;
         and

         (4) such other persons as a Chief Compliance Officer shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1 promulgated under the Investment Advisers Act of 1940, as amended. Notwithstanding the presumption in Rule 204A-1 that all directors should be classified as Access Persons, Legg Mason Capital Management has determined that its Non-Employee Directors are not Access Persons since they do not, in the ordinary course of business,
         (a) have access to nonpublic information regarding client transactions or portfolio holdings, or (b) participate in the making of recommendations, or have access to recommendations made, to clients.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

         An Access Person is deemed to have a Beneficial Interest in the following:

                  (1)      any Security owned individually by the Access Person;

                  (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

                  (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian).

         In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Chief Compliance Officer with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 6 (Certification of No Beneficial Interest) in connection with such requests.

         Any uncertainty as to whether an Access Person has a Beneficial

         Interest in a Security should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Board of Directors" means the board of directors of Legg Mason Capital Management, Inc. and Legg Mason Funds Management, Inc., and the Managing Member of LMM LLC.

         "Brokerage Account" means any account in which a Supervised Person can transact in Securities, including dividend reinvestment programs, employee stock purchase programs, and employee stock option programs.

         "Chief Compliance Officer" means the individual identified as the Chief Compliance Officer in Appendix 1, and such person's designees.

         "Code" means this Code of Ethics, as amended.

         "Entertainment" means any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose where the provider accompanies or participates with the Supervised Person. If the provider does not accompany or participate with the Supervised Person, then the Entertainment is considered a gift.

          "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, that is exchangeable for or convertible into the underlying Security including but not limited to: options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         "Fund Adviser" means any entity that acts as a manager, adviser or sub-adviser to a Legg Mason Fund.

         "Gift" means any good or service that has value. Customary promotional items, such as t-shirts, pens, and similar items that include the provider's logo are not considered gifts.

         "Immediate Family" of an Access Person means any of the following persons:

   child                              grandparent                son-in-law
   stepchild                          spouse                     daughter-in-law
   grandchild                         sibling                    brother-in-law
   parent                             mother-in-law              sister-in-law
   stepparent                         father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that a Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Investment Personnel" and "Investment Person" mean:

         (1)      Each Portfolio Manager; and

(2) Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a client account, including an Access Person who designs a model portfolio, or who helps execute a Portfolio Manager's decision.

         "Legg Mason Capital Management" means, collectively, Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc., and LMM LLC

         "Legg Mason Legal and Compliance" means the Asset Management Group of the Legal and Compliance Department of Legg Mason, Inc.

         "Legg Mason Fund" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Growth Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

         "Mutual Fund or 529 Plan Account" means any account where a Supervised Person can exclusively transact in open-end mutual funds or any Security issued in connection with a College Savings Plan established under Section 529(a) of the Internal Revenue Code known as "Section 529 Plans

         "Non-Employee Director" means a person that is a Supervised Person exclusively by reason of his or her service as a member of the Board of Directors who does not, in the ordinary course of his or her business
         (a) obtain information regarding the portfolio holdings of any Legg Mason Capital Management client prior to public dissemination, (b) obtain information regarding the purchase or sale of Securities for any client of Legg Mason Capital Management prior to public dissemination, or (c) perform any functions or duties that relate to the making of recommendations concerning the purchase or sale of securities by Legg Mason Capital Management.

         "Outside Business Activities" means any activities that a Supervised Person may be engaged in outside of their employment with the Firm, including, but not limited to, service as an officer, director, partner, employee, consultant or independent contractor with any for profit or non-profit organization. A person may be engaged in an outside business activity if they are a) employed by any other person or entity; b) receiving compensation from any other person or entity;
         c) serving as an officer, director, or partner of another entity; or d) serving in a fiduciary capacity (e.g., trustee, executor or power of attorney) for someone other than a family member.

         "Portfolio Manager" means a person who has or shares primary responsibility for the day-to-day management of the portfolio of a client.

         "Preclearance Officer" means each person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

         "Securities Transaction" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "Security" includes stock, notes, closed-end funds, registered open-end investment companies, exchange traded funds (ETFs), bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

         "Supervised Person" means any officer, director (or other person occupying a similar status or performing similar functions) or employee of Legg Mason Capital Management.

VI.  APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1.  Contact Persons
     Appendix 2.  Acknowledgement of Receipt of Code of Ethics and Personal
                  Holdings Report
     Appendix 3.  Trade Authorization Request for Access Persons
     Appendix 4.  Certification of Access Person's Designee
     Appendix 5.  Certification of No Beneficial Interest
     Appendix 6. Disclosure Statement for Potential Conflicts of Interest Appendix 7. Outside Business Activities Disclosure

                                   Appendix 1

                                                   CONTACT PERSONS

CHIEF COMPLIANCE OFFICER

     Gregory B. McShea

DESIGNEES OF THE CHIEF COMPLIANCE OFFICER

     Nick Milano
     Joe Krcma
     Jennifer W. Murphy

PRECLEARANCE OFFICERS

     Nick Milano
     Greg McShea
     Joe Krcma
     Andrew J. Bowden
     Jennifer W. Murphy
     Ryan Tolson

                                   Appendix 2

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
                          AND PERSONAL HOLDINGS REPORT

1. By signing below, you acknowledge the following:
o You have read the Code of Ethics and understand that it applies to you and to all Securities in which you have or acquire any Beneficial Interest. You have read the definition of "Beneficial Interest" and understand that you may be deemed to have a Beneficial Interest in Securities owned by members of your Immediate Family and that Securities Transactions effected by members of your Immediate Family may be subject to the Code.

o You agree to comply with all of the provisions of the Code that apply to you.

o You understand that you may be required to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

o The information in this report is, to the best of your knowledge, accurate and complete.

2. Please list below all Brokerage Accounts and Mutual Fund Accounts that hold Securities in which you may be deemed to have a Beneficial Interest. Please ensure that you have arranged for duplicates of each account statement to be sent to the Compliance Department.*

     A. Brokerage Accounts: If this is the first time you have identified an account, please provide to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Brokerage Accounts, please indicate "None" below. Please note that Brokerage Accounts include dividend reinvestment programs, employee stock purchase programs, and employee stock option programs. You are not required to provide duplicate statements and confirmations for participation in the Legg Mason employee stock purchase or stock option program.

-------------------------------------- ----------------------------------- -------------------------------------
     NAME OF BROKERAGE FIRM                       ACCOUNT TITLE                        ACCOUNT NUMBER
-------------------------------------- ----------------------------------- -------------------------------------
-------------------------------------- ----------------------------------- -------------------------------------

-------------------------------------- ----------------------------------- -------------------------------------
-------------------------------------- ----------------------------------- -------------------------------------

-------------------------------------- ----------------------------------- -------------------------------------
-------------------------------------- ----------------------------------- -------------------------------------

-------------------------------------- ----------------------------------- -------------------------------------
-------------------------------------- ----------------------------------- -------------------------------------

-------------------------------------- ----------------------------------- -------------------------------------
-------------------------------------- ----------------------------------- -------------------------------------

-------------------------------------- ----------------------------------- -------------------------------------


     B. Mutual Fund or 529 Plan Accounts: For purposes of this report, Mutual Fund or 529 Plan Accounts are accounts in which you can exclusively transact in mutual funds. If you have the ability to transact in other types of securities in an account, include the account above in your list of Brokerage Accounts. If this is the first time you have identified a Mutual Fund or 529 Plan Account, please forward to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Mutual Fund or 529 Plan Accounts, please indicate "None" below.

------------------------------------------------ ------------------------------------ --------------------------------
       NAME OF MUTUAL FUND COMPANY                           ACCOUNT TITLE                    ACCOUNT NUMBER
------------------------------------------------ ------------------------------------ --------------------------------
------------------------------------------------ ------------------------------------ --------------------------------

------------------------------------------------ ------------------------------------ --------------------------------
------------------------------------------------ ------------------------------------ --------------------------------

------------------------------------------------ ------------------------------------ --------------------------------
------------------------------------------------ ------------------------------------ --------------------------------

------------------------------------------------ ------------------------------------ --------------------------------

     C. Other Securities: If you have a Beneficial Interest in any Securities that are not held in a Brokerage or Mutual Fund account (e.g., private investments, limited partnership interests), please list the Securities below. The list of Securities must be current as of a date no more than 45 days prior to the date you execute this report. Indicate "None" if appropriate.

---------------------------------- ------------------------------ ---------------------------------------------------
       OWNER OF SECURITY                  NAME OF SECURITY                NUMBER OF SHARES/PRINCIPAL AMOUNT
---------------------------------- ------------------------------ ---------------------------------------------------
---------------------------------- ------------------------------ ---------------------------------------------------

---------------------------------- ------------------------------ ---------------------------------------------------
---------------------------------- ------------------------------ ---------------------------------------------------

---------------------------------- ------------------------------ ---------------------------------------------------
---------------------------------- ------------------------------ ---------------------------------------------------

---------------------------------- ------------------------------ ---------------------------------------------------
---------------------------------- ------------------------------ ---------------------------------------------------

---------------------------------- ------------------------------ ---------------------------------------------------
---------------------------------- ------------------------------ ---------------------------------------------------

---------------------------------- ------------------------------ ---------------------------------------------------

                            (Attach a separate sheet if more space is necessary)


D. 401(k)Accounts: If you have a Beneficial Interest in any Securities that are held in 401(k) accounts, please include the account information below. If you participate in the Legg Mason 401(k), you are not required to arrange for duplicate confirmations and statements. If this is the first time you have identified an account, please provide to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any 401(k) accounts, please indicate "None" below.

----------------------------------------------------- ------------------------- --------------------------------
         NAME OF 401(k) SPONSORING COMPANY                  ACCOUNT TITLE                ACCOUNT NUMBER
----------------------------------------------------- ------------------------- --------------------------------
----------------------------------------------------- ------------------------- --------------------------------

----------------------------------------------------- ------------------------- --------------------------------
----------------------------------------------------- ------------------------- --------------------------------

----------------------------------------------------- ------------------------- --------------------------------
----------------------------------------------------- ------------------------- --------------------------------

----------------------------------------------------- ------------------------- --------------------------------



The information in this report is, to the best of your knowledge, accurate and complete


----------------------------------
Access Person's Name

----------------------------------                            ------------------
Access Person's Signature                                     Date

                                   Appendix 3


                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS


1. Name of Access Person:______________________________________________


2. Account Title:___________________________________________


3. Account Number:____________________________________________


4. Name of Security:____________________________________________


5. Maximum number of shares or units to be purchased or sold or amount of bond:_______________________________________________


6.   Name and phone number of broker to effect transaction:____________________


7.   Check applicable boxes: Purchase __ Sale __ Market Order __  Limit Order __

8. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Legg Mason Capital Management client to profit by the market effect of such transaction.

     (c) (Investment Personnel Only). The Security is not being acquired in an initial public offering.

     (d) (Investment Personnel Only). The Security is not being acquired in a private placement or, if it is, I have reviewed
                  Section II.B.2.e of the Code and have attached hereto a written explanation of such transaction.

     (e) (Investment Personnel Only). If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Legg Mason Capital Management client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

     (f) (Investment Personnel Only) If I am selling the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Legg Mason Capital Management client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

     (g) I believe that the proposed trade fully complies with the requirements of the Code.



-----------------------------          --------------------      --------------
Access Person's Signature              Date                      Time

                                   Appendix 4


                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, and (b) confirmed to me that the representations and warranties contained in the attached Form are accurate.



                                                        ------------------------
                                                        Access Person's Designee


                                                        ------------------------
                                                        Print Name


                                                        ------------------------
                                                        Date

                                   Appendix 5


                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:


                           Relationship of Immediate
Account Name               Family Member                               Account Number              Brokerage Firm
____________               __________________________                  _______________             _______________










I certify that with respect to each of the accounts listed above (initial each box):


___ I do not own individually or jointly with others any of the securities held in the account.


___     I do not influence or control investment decisions for the account.




I agree that I will notify the Chief Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

                                                       -------------------------
                                                       Access Person's Signature

                                                       -------------------------
                                                       Print Name

                                                       -------------------------
                                                       Date

                                   Appendix 6

                          LEGG MASON CAPITAL MANAGEMENT
            DISCLOSURE STATEMENT FOR POTENTIAL CONFLICTS OF INTEREST

LMCM maintains policies and procedures to identify potential conflicts of interest that may arise as a result of relationships that employees have with
(i) issuers of securities that LMCM holds for clients, (ii) any other public companies, and (iii) broker-dealers that execute transactions for clients. To assist with the administration of these policies and procedures, please respond to the following questions:

o Are you, or to the best of your knowledge is any member of your immediate family, affiliated with an issuer of securities held by LMCM on behalf of clients? [Note: ownership of securities does not create an affiliation.]

                       __ Yes            __ No

                       If your answer is Yes, please describe affiliation below:
                       _________________________________________________________
o Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any other public company?

                       __ Yes            __ No

                       If your answer is Yes, please describe affiliation below:
                       _________________________________________________________
o Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any broker-dealer? [Note: disregard affiliations with any Legg Mason subsidiaries.]

                       __ Yes            __ No

                       If your answer is Yes, please describe affiliation below:
                       _________________________________________________________

o Are there any relationships that you maintain that have the potential for a conflict of interest with the Firm and its activities?


                       __ Yes            __ No


----------------------------
Access Person's Name


-------------------------------                               -----------------
Access Person's Signature                                     Date

                                   Appendix 7

                          LEGG MASON CAPITAL MANAGEMENT
                     OUTSIDE BUSINESS ACTIVITIES DISCLOSURE

If you are associated with an organization that is not affiliated with Legg Mason, Inc. or Legg Mason Capital Management as an employee, officer, director, consultant, independent contractor, or otherwise, please provide the following information:

1.   Name and Address of Organization



2.   Nature of Organization



3.   Your Title, Position, or Association



4. Brief Description of Your Duties (specify if responsibilities include handling the organization's financial affairs)



5.   Amount of Time You Devote to Organization



6.   Percentage of Time You Devote to Organization During Normal Business Hours



7. Amount of Any Compensation You Receive, if any, and the Frequency With Which it is Received



8.   Is Organization a Client of the Firm or Legg Mason, Inc.?

-----------------------------------                  ---------------------------
Name                                                 Signature

                                                     ---------------------------
                                                     Date